AMENDMENT NO. 2 TO THE

SUPERIOR ENERGY SERVICES, INC.

1999 STOCK INCENTIVE PLAN

WHEREAS, the Board of Directors of Superior Energy Services, Inc. (the "Company") desires to amend the Superior Energy Services, Inc. 1999 Stock Incentive Plan (the "Plan") to comply with the New York Stock Exchange requirements applicable to shareholder approval of equity compensation plans that contain terms of more than ten years;

NOW, THEREFORE, the Plan is hereby amended as follows:

I.

Section 4.1(G) of the Plan is hereby deleted effective as of December 7, 2004.

Adopted by the Board of Directors dated as of December 7, 2004.

/s/ Terence E. Hall
Terence E. Hall
Chairman of the Board